AMENDMENT No. 1

                                       to

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Thinking Tools, Inc.
             (Exact name of registrant as specified in its charter)


               Delaware                                         77-0436410

(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

         One Lower Ragsdale Drive, I-250
         Monterey, California                                      93940

(Address of principal executive offices)                         (zip code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                          Name of each exchange on which
   be so registered                             each class is to be registered

      None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to                          Name of each exchange on which
   be so registered                             each class is to be registered


     Common Stock,                              Nasdaq SmallCap Market
par value $.001 per share

                Copies of correspondence should be forwarded to:

                              Stephen H. Kay, Esq.

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176

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Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated by reference to the information set forth under the heading "Description of Securities" contained in the Registration Statement on Form SB-2 (Registration No. 333-11321) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on August 29, 1996 and as such registration statement may be thereafter amended.

Item 2.  Exhibits.

Exhibit No.       Exhibit

         *3.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration No. 333-11321) under the Securities Act of 1933, as amended).

         *3.2 By-Laws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-11321) under the Securities Act of 1933, as amended).

         *4.1     Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1, to be filed by amendment, to the Registration Statement on Form SB-2 (Registration No. 333-11321) under the Securities Act of 1933, as amended).





-------------------
* Previously filed.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Registrant:  THINKING TOOLS, INC.


Date: October 18, 1996



By:     /s/ John Hiles
   --------------------------------
        John Hiles, President



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